EXHIBIT 10.2

Hollund Industrial Marine Inc.

April 16, 2009

3000 Green Mountain Drive,

Suite 107-413, Branson, MO 65616

USA

We are obliged to inform you, that Hollund is in default of the Extension Agreement dated January 29, 2009 in regards to the acquisition of the “Tigerlynk” underwater manipulator patents and technology. However, please be advised that this notice of default in no way infers that we have decided to act on this default condition, rather only, that as a reporting issuer we are obligated to inform you of this in writing.

Sincerely,

\S\ Sheridan B. Westgarde

President,

Sheridan B. Westgarde